UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 26, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Items.

On August 26, 2013, in connection with the nomination of directors for election at the next annual meeting of the Company, the membership of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee was changed.  These changes will take effect immediately.  The Audit Committee is now comprised of Directors Stivers, Hannahs and Schlumberger, with Mr. Stivers serving as Chairman.  The Nominating and Corporate Governance Committee is now comprised of Directors Hannahs, Stivers and Gettelfinger, with Mr. Hannahs serving as Chairman.  The Compensation Committee is comprised of Directors Hannahs, Schlumberger and Stivers, with Mr. Hannahs as Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2013	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer